                                                                    EXHIBIT 3.40

                            ARTICLES OF INCORPORATION
                                       OF
                              INDIANA ALUMINUM INC.

         The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law, as amended, executes the following Articles of
Incorporation:

                                    ARTICLE I
                                      NAME

         The name of the Corporation is Indiana Aluminum Inc.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

         The street address of the Corporation's initial registered office; in Indiana and the name of its initial registered agent at that office are:

                      Lexis Document Services, Inc.
                      55 Monument Circle, Suite 1424
                      Indianapolis, IN 46204

                                   ARTICLE III
                                     SHARES

         The Corporation is authorized to issue 1,000 common shares.

                                   ARTICLE IV
                                  INCORPORATOR

         The name and address of the incorporator of the Corporation are:

                      Craig M. Carpenter
                      Sommer & Barnard, PC
                      4000 Bank One Tower
                      111 Monument Circle
                      Indianapolis, IN 46204-5198

                                        /s/ Craig M. Carpenter
                                        ----------------------------------------
                                        Craig M. Carpenter

         This instrument was prepared by Craig M. Carpenter, Sommer & Barnard, PC, 4000 Bank One Tower, 111 Monument Circle, Indianapolis, Indiana 46204-5198.